Exhibit 99.1
Triumph Bancorp Reports Second Quarter Net Income to Common Stockholders of $27.2 million
DALLAS – July 21, 2021 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph” or the “Company”) today announced earnings and operating results for the second quarter of 2021.
As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance. These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.
2021 Second Quarter Highlights
•For the second quarter of 2021, net income to common shareholders was $27.2 million, and diluted earnings per share were $1.08.
•Adjusted diluted earnings per share were $1.17 for the second quarter of 2021, which exclude transaction costs related to the acquisition of HubTran, Inc., net of taxes.
•Net interest income was $90.3 million.
•Non-interest income was $13.9 million.
•Non-interest expense was $70.8 million, including $3.0 million of transaction costs related to the HubTran, Inc. acquisition.
•Net interest margin was 6.47%. Yield on loans and the average cost of our total deposits were 7.77% and 0.20%, respectively.
•Credit loss expense for the quarter ended June 30, 2021 was a benefit of $1.8 million primarily due to improvements in our macroeconomic forecasts and changes in the volume and mix of our underlying loan portfolio.
•Net charge-offs were $0.4 million, or 0.01% of average loans, for the quarter.
•The total dollar value of invoices purchased by Triumph Business Capital was $3.068 billion with an average invoice size of $2,189. The transportation average invoice size for the quarter was $2,090.
•TriumphPay processed 3,165,119 invoices paying carriers a total of $3.427 billion.
•On June 1, 2021, we, through TriumphPay, a division of our wholly-owned subsidiary TBK Bank, SSB, acquired HubTran, Inc., a cloud-based provider of automation software for the transportation industry's back-office, for $97 million in cash. As part of the acquisition, we acquired $27.3 million of intangible assets and $73.7 million of goodwill.
Balance Sheet
Total loans held for investment decreased $253.3 million, or 5.0%, during the second quarter to $4.831 billion at June 30, 2021. Average loans held for investment for the quarter decreased $35.5 million, or 0.7%, to $4.799 billion.
Total deposits were $4.725 billion at June 30, 2021, a decrease of $64.2 million, or 1.3%, in the second quarter of 2021. Non-interest-bearing deposits accounted for 38% of total deposits and non-time deposits accounted for 79% of total deposits at June 30, 2021.

Asset Quality and Allowance for Credit Loss
Our nonperforming assets ratio at June 30, 2021 was 0.97%. Approximately 2 basis points of this ratio at June 30, 2021 consisted of $1.5 million of the acquired Over-Formula Advance portfolio which represents the portion that is not covered by CVLG's indemnification. An additional 32 basis points of this ratio at June 30, 2021 consisted of $19.4 million of the Misdirected Payments. Over-Formula Advances and Misdirected Payments are discussed in greater detail below.
Our past-due loan ratio at June 30, 2021 was 2.28%. Approximately 21 basis points of this ratio at June 30, 2021 consisted of $10.1 million of past due factored receivables related to the Over-Formula Advance portfolio. An additional 40 basis points of this ratio at June 30, 2021 consisted of the $19.4 million of Misdirected Payments, as discussed below.
Our ACL as a percentage of loans held for investment increased 1 basis point during the quarter to 0.95% at June 30, 2021.
CARES Act and Paycheck Protection Program
As of June 30, 2021, our balance sheet reflected deferrals on outstanding loan balances of $53.7 million to assist customers impacted by COVID-19. Modifications related to the COVID-19 pandemic and qualifying under the provisions of Section 4013 of the CARES Act are not considered troubled debt restructurings. As of June 30, 2021, these deferred balances carried accrued interest of $0.2 million.
As of June 30, 2021, we carried 1,390 PPP loans representing a balance of $135.3 million classified as commercial loans. We recognized $1.8 million in fees from the SBA on PPP loans during the three months ended June 30, 2021 and carry $5.2 million of deferred fees on PPP loans at quarter end. The remaining fees will be amortized over the respective lives of the loans.
Items related to our July 2020 acquisition of TFS
As disclosed on our SEC Forms 8-K filed on July 8, 2020 and September 23, 2020, we acquired the transportation factoring assets of TFS, a wholly owned subsidiary of Covenant Logistics Group, Inc. ("CVLG"), and subsequently amended the terms of that transaction. There were no material developments related to that transaction that impacted our operating results for the three months ended June 30, 2021.
At June 30, 2021, the carrying value of the acquired over-formula advances was $10.1 million, the total reserve on acquired over-formula advances was $10.1 million and the balance of our indemnification asset, the value of the payment that would be due to us from CVLG in the event that these over-advances are charged off, was approximately $5 million.
As of June 30, 2021 we carried a separate $19.4 million receivable (the “Misdirected Payments”) payable by the United States Postal Service (“USPS”) arising from accounts factored to the largest over-formula advance carrier. This amount is separate from the acquired Over-Formula Advances. The amounts represented by this receivable were paid by the USPS directly to such customer in contravention of notices of assignment delivered to, and previously honored by, the USPS, which amount was then not remitted back to us by such customer as required. The USPS disputes their obligation to make such payment, citing purported deficiencies in the notices delivered to them. In addition to commencing litigation against such customer, we have also filed a declaratory judgment action in United States Federal District Court for the Southern District of Florida seeking a ruling that the USPS was obligated to make the payments represented by this receivable directly to us. Based on our legal analysis and discussions with our counsel advising us on this matter, we believe it is probable that we will prevail in such action and that the USPS will have the capacity to make payment on such receivable. Consequently, we have not reserved for such balance as of June 30, 2021. The full amount of such receivable is reflected in non-performing and past due factored receivables as of June 30, 2021 in accordance with our policy. As of June 30, 2021, the entire $19.4 million Misdirected Payments amount was greater than 90 days past due.
Conference Call Information
Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Thursday, July 22, 2021. Todd Ritterbusch, Chief Lending Officer, will also be available for questions.
To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. call.  A simultaneous audio-only webcast may be accessed via the Company's website at

www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk210722.html. An archive of this conference call will subsequently be available at this same location on the Company’s website.
About Triumph
Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of banking, payments, and factoring services products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com
Forward-Looking Statements
This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses, including our acquisition of HubTran Inc. and developments related to our acquisition of Transport Financial Solutions and the related over-formula advances, and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.
While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2021.

Non-GAAP Financial Measures
This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor our operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Financial Highlights:
Total assets	$6,015,877	$6,099,628	$5,935,791	$5,836,787	$5,617,493	$6,015,877	$5,617,493
Loans held for investment	$4,831,215	$5,084,512	$4,996,776	$4,852,911	$4,393,311	$4,831,215	$4,393,311
Deposits	$4,725,450	$4,789,665	$4,716,600	$4,248,101	$4,062,332	$4,725,450	$4,062,332
Net income available to common stockholders	$27,180	$33,122	$31,328	$22,005	$13,440	$60,302	$8,990

Performance Ratios - Annualized:
Return on average assets	1.84%	2.29%	2.21%	1.65%	0.99%	2.06%	0.35%
Return on average total equity	14.27%	18.42%	17.73%	13.24%	8.86%	16.28%	2.92%
Return on average common equity	14.70%	19.14%	18.44%	13.61%	8.94%	16.85%	2.94%
Return on average tangible common equity (1)	20.92%	26.19%	25.70%	19.43%	12.96%	23.52%	4.23%
Yield on loans(2)	7.77%	7.24%	7.20%	7.05%	6.52%	7.51%	6.85%
Cost of interest bearing deposits	0.31%	0.41%	0.54%	0.79%	1.08%	0.36%	1.21%
Cost of total deposits	0.20%	0.28%	0.38%	0.56%	0.79%	0.24%	0.92%
Cost of total funds	0.34%	0.42%	0.51%	0.67%	0.85%	0.38%	1.03%
Net interest margin(2)	6.47%	6.06%	6.20%	5.83%	5.11%	6.27%	5.36%
Net non-interest expense to average assets	3.75%	3.14%	2.54%	3.23%	2.40%	3.45%	3.09%
Adjusted net non-interest expense to average assets (1)	3.55%	3.14%	2.54%	3.17%	3.11%	3.35%	3.47%
Efficiency ratio	67.96%	62.57%	55.95%	65.15%	62.56%	65.36%	69.68%
Adjusted efficiency ratio (1)	65.09%	62.57%	55.95%	64.18%	70.75%	63.87%	74.38%

Asset Quality:(3)
Past due to total loans	2.28%	1.96%	3.22%	2.40%	1.50%	2.28%	1.50%
Non-performing loans to total loans	1.06%	1.17%	1.16%	1.17%	1.27%	1.06%	1.27%
Non-performing assets to total assets	0.97%	1.15%	1.15%	1.52%	1.20%	0.97%	1.20%
ACL to non-performing loans	88.92%	80.87%	164.98%	159.67%	97.66%	88.92%	97.66%
ACL to total loans	0.95%	0.94%	1.92%	1.88%	1.24%	0.95%	1.24%
Net charge-offs to average loans	0.01%	0.85%	0.03%	0.02%	0.02%	0.86%	0.06%

Capital:
Tier 1 capital to average assets(4)	9.73%	10.89%	10.80%	10.75%	9.98%	9.73%	9.98%
Tier 1 capital to risk-weighted assets(4)	10.33%	11.28%	10.60%	10.32%	10.57%	10.33%	10.57%
Common equity tier 1 capital to risk-weighted assets(4)	8.74%	9.72%	9.05%	8.72%	8.84%	8.74%	8.84%
Total capital to risk-weighted assets	12.65%	13.58%	13.03%	12.94%	13.44%	12.65%	13.44%
Total equity to total assets	13.17%	12.53%	12.24%	11.89%	11.69%	13.17%	11.69%
Tangible common stockholders' equity to tangible assets(1)	8.04%	8.98%	8.56%	8.09%	7.84%	8.04%	7.84%

Per Share Amounts:
Book value per share	$29.76	$28.90	$27.42	$26.11	$25.28	$29.76	$25.28
Tangible book value per share (1)	$18.35	$21.34	$19.78	$18.38	$17.59	$18.35	$17.59
Basic earnings (loss) per common share	$1.10	$1.34	$1.27	$0.89	$0.56	$2.44	$0.37
Diluted earnings (loss) per common share	$1.08	$1.32	$1.25	$0.89	$0.56	$2.39	$0.37
Adjusted diluted earnings per common share(1)	$1.17	$1.32	$1.25	$0.91	$0.25	$2.48	$0.07
Shares outstanding end of period	25,109,703	24,882,929	24,868,218	24,851,601	24,202,686	25,109,703	24,202,686

Unaudited consolidated balance sheet as of:

(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
ASSETS
Total cash and cash equivalents	$444,439	$380,811	$314,393	$288,278	$437,064
Securities - available for sale	193,627	205,330	224,310	242,802	331,126
Securities - held to maturity, net	5,658	5,828	5,919	6,096	6,285
Equity securities	5,854	5,826	5,826	6,040	6,411
Loans held for sale	31,136	22,663	24,546	36,716	50,382
Loans held for investment	4,831,215	5,084,512	4,996,776	4,852,911	4,393,311
Allowance for credit losses	(45,694)	(48,024)	(95,739)	(90,995)	(54,613)
Loans, net	4,785,521	5,036,488	4,901,037	4,761,916	4,338,698
FHLB and other restricted stock	8,096	9,807	6,751	18,464	26,345
Premises and equipment, net	106,720	105,390	103,404	105,455	107,736
Other real estate owned ("OREO"), net	1,013	1,421	1,432	1,704	1,962
Goodwill and intangible assets, net	286,567	188,006	189,922	192,041	186,162
Bank-owned life insurance	41,912	41,805	41,608	41,440	41,298
Deferred tax asset, net	—	1,260	6,427	7,716	8,544
Indemnification asset	5,246	5,246	36,225	31,218	—
Other assets	100,088	89,747	73,991	96,901	75,480
Total assets	$6,015,877	$6,099,628	$5,935,791	$5,836,787	$5,617,493
LIABILITIES
Non-interest bearing deposits	$1,803,552	$1,637,653	$1,352,785	$1,315,900	$1,120,949
Interest bearing deposits	2,921,898	3,152,012	3,363,815	2,932,201	2,941,383
Total deposits	4,725,450	4,789,665	4,716,600	4,248,101	4,062,332
Customer repurchase agreements	9,243	2,668	3,099	14,192	6,732
Federal Home Loan Bank advances	130,000	180,000	105,000	435,000	455,000
Payment Protection Program Liquidity Facility	139,673	158,796	191,860	223,713	223,809
Subordinated notes	87,620	87,564	87,509	87,455	87,402
Junior subordinated debentures	40,333	40,201	40,072	39,944	39,816
Deferred tax liability, net	3,333	—	—	—	—
Other liabilities	87,837	76,730	64,870	94,540	85,531
Total liabilities	5,223,489	5,335,624	5,209,010	5,142,945	4,960,622
EQUITY
Preferred Stock	45,000	45,000	45,000	45,000	45,000
Common stock	282	280	280	279	273
Additional paid-in-capital	494,224	490,699	489,151	488,094	472,795
Treasury stock, at cost	(104,486)	(103,059)	(103,052)	(102,942)	(102,888)
Retained earnings	349,885	322,705	289,583	258,254	236,249
Accumulated other comprehensive income (loss)	7,483	8,379	5,819	5,157	5,442
Total stockholders' equity	792,388	764,004	726,781	693,842	656,871
Total liabilities and equity	$6,015,877	$6,099,628	$5,935,791	$5,836,787	$5,617,493

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Interest income:
Loans, including fees	$45,988	$48,706	$50,723	$48,774	$50,394	$94,694	$98,717
Factored receivables, including fees	47,328	37,795	37,573	31,468	21,101	85,123	45,393
Securities	1,187	1,650	1,519	1,927	2,676	2,837	4,783
FHLB and other restricted stock	27	76	56	122	148	103	352
Cash deposits	158	126	68	73	79	284	567
Total interest income	94,688	88,353	89,939	82,364	74,398	183,041	149,812
Interest expense:
Deposits	2,470	3,372	4,308	5,834	7,584	5,842	17,261
Subordinated notes	1,350	1,349	1,347	1,348	1,321	2,699	2,668
Junior subordinated debentures	446	442	452	462	554	888	1,200
Other borrowings	140	170	234	341	688	310	1,932
Total interest expense	4,406	5,333	6,341	7,985	10,147	9,739	23,061
Net interest income	90,282	83,020	83,598	74,379	64,251	173,302	126,751
Credit loss expense (benefit)	(1,806)	(7,845)	4,680	(258)	13,609	(9,651)	33,907
Net interest income after credit loss expense (benefit)	92,088	90,865	78,918	74,637	50,642	182,953	92,844
Non-interest income:
Service charges on deposits	1,857	1,787	1,643	1,470	573	3,644	2,161
Card income	2,225	1,972	1,949	2,091	1,941	4,197	3,741
Net OREO gains (losses) and valuation adjustments	(287)	(80)	(217)	(41)	(101)	(367)	(358)
Net gains (losses) on sale of securities	1	—	16	3,109	63	1	101
Fee income	4,470	2,249	1,615	1,402	1,304	6,719	2,990
Insurance commissions	1,272	1,486	1,327	990	864	2,758	1,915
Gain on sale of subsidiary	—	—	—	—	9,758	—	9,758
Other	4,358	6,877	16,053	1,472	5,627	11,235	7,198
Total non-interest income	13,896	14,291	22,386	10,493	20,029	28,187	27,506
Non-interest expense:
Salaries and employee benefits	41,658	35,980	33,798	31,651	30,804	77,638	61,526
Occupancy, furniture and equipment	6,112	5,779	7,046	5,574	4,964	11,891	10,146
FDIC insurance and other regulatory assessments	500	977	350	360	495	1,477	810
Professional fees	5,052	2,545	2,326	3,265	1,651	7,597	3,758
Amortization of intangible assets	2,428	1,975	2,065	2,141	2,046	4,403	4,124
Advertising and promotion	1,241	890	1,170	1,105	1,151	2,131	2,443
Communications and technology	6,028	5,900	5,639	5,569	5,444	11,928	10,945
Other	7,779	6,846	6,904	5,632	6,171	14,625	13,727
Total non-interest expense	70,798	60,892	59,298	55,297	52,726	131,690	107,479
Net income before income tax	35,186	44,264	42,006	29,833	17,945	79,450	12,871
Income tax expense	7,204	10,341	9,876	6,929	4,505	17,545	3,881
Net income	$27,982	$33,923	$32,130	$22,904	$13,440	$61,905	$8,990
Dividends on preferred stock	(802)	(801)	(802)	(899)	—	(1,603)	—
Net income available to common stockholders	$27,180	$33,122	$31,328	$22,005	$13,440	$60,302	$8,990

Earnings per share:

	For the Three Months Ended					Six Months Ended June 30,
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Basic
Net income to common stockholders	$27,180	$33,122	$31,328	$22,005	$13,440	$60,302	$8,990
Weighted average common shares outstanding	24,724,128	24,675,109	24,653,099	24,592,092	23,987,049	24,699,754	24,150,689
Basic earnings per common share	$1.10	$1.34	$1.27	$0.89	$0.56	$2.44	$0.37

Diluted
Net income to common stockholders - diluted	$27,180	$33,122	$31,328	$22,005	$13,440	$60,302	$8,990
Weighted average common shares outstanding	24,724,128	24,675,109	24,653,099	24,592,092	23,987,049	24,699,754	24,150,689
Dilutive effects of:
Assumed exercises of stock options	134,358	130,016	101,664	48,102	38,627	133,219	55,753
Restricted stock awards	139,345	169,514	136,239	67,907	37,751	156,029	66,364
Restricted stock units	73,155	66,714	50,156	18,192	4,689	70,236	13,255
Performance stock units - market based	134,313	128,167	112,228	76,095	6,326	131,240	8,446
Performance stock units - performance based	—	—	—	—	—	—	—
Employee stock purchase plan	3,708	1,418	—	—	—	2,563	—
Weighted average shares outstanding - diluted	25,209,007	25,170,938	25,053,386	24,802,388	24,074,442	25,193,041	24,294,507
Diluted earnings per common share	$1.08	$1.32	$1.25	$0.89	$0.56	$2.39	$0.37
Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					Six Months Ended June 30,
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Stock options	16,939	—	—	98,513	148,528	16,939	98,956
Restricted stock awards	—	—	—	—	109,834	209,040	—
Restricted stock units	—	—	—	—	38,801	17,757	—
Performance stock units - market based	13,520	—	—	—	76,461	13,520	76,461
Performance stock units - performance based	265,625	256,625	256,625	261,125	262,625	265,625	262,625
Employee stock purchase plan	—	—	—	—	—	—	—
Loans held for investment summarized as of:

(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Commercial real estate	$701,576	$784,110	$779,158	$762,531	$910,261
Construction, land development, land	185,444	223,841	219,647	244,512	213,617
1-4 family residential properties	135,288	142,859	157,147	164,785	168,707
Farmland	91,122	97,835	103,685	110,966	125,259
Commercial	1,453,583	1,581,125	1,562,957	1,536,903	1,518,656
Factored receivables	1,398,299	1,208,718	1,120,770	1,016,337	561,576
Consumer	12,389	14,332	15,838	17,106	18,450
Mortgage warehouse	853,514	1,031,692	1,037,574	999,771	876,785
Total loans	$4,831,215	$5,084,512	$4,996,776	$4,852,911	$4,393,311

Our banking loan portfolio consists of traditional community bank loans as well as commercial finance product lines focused on businesses that require specialized financial solutions and national lending product lines that further diversify our lending operations.
Banking loans held for investment are further summarized below:

(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Commercial real estate	$701,576	$784,110	$779,158	$762,531	$910,261
Construction, land development, land	185,444	223,841	219,647	244,512	213,617
1-4 family residential	135,288	142,859	157,147	164,785	168,707
Farmland	91,122	97,835	103,685	110,966	125,259
Commercial - General	290,562	288,458	340,850	342,858	333,793
Commercial - Paycheck Protection Program	135,307	237,299	189,857	223,230	219,122
Commercial - Agriculture	76,346	83,859	94,572	112,221	110,243
Commercial - Equipment	604,396	623,248	573,163	509,849	487,145
Commercial - Asset-based lending	181,394	188,825	180,488	160,711	176,235
Commercial - Liquid Credit	165,578	159,436	184,027	188,034	192,118
Consumer	12,389	14,332	15,838	17,106	18,450
Mortgage Warehouse	853,514	1,031,692	1,037,574	999,771	876,785
Total banking loans held for investment	$3,432,916	$3,875,794	$3,876,006	$3,836,574	$3,831,735
The following table presents the Company’s operating segments:

(Dollars in thousands)
Three months ended June 30, 2021	Banking	Factoring	Payments	Corporate	Consolidated
Total interest income	$47,356	$44,653	$2,675	$4	$94,688
Intersegment interest allocations	2,723	(2,584)	(139)	—	—
Total interest expense	2,610	—	—	1,796	4,406
Net interest income (expense)	47,469	42,069	2,536	(1,792)	90,282
Credit loss expense (benefit)	(4,335)	2,444	218	(133)	(1,806)
Net interest income after credit loss expense	51,804	39,625	2,318	(1,659)	92,088
Noninterest income	10,018	2,742	1,083	53	13,896
Noninterest expense	41,860	17,174	10,842	922	70,798
Operating income (loss)	$19,962	$25,193	$(7,441)	$(2,528)	$35,186

(Dollars in thousands)
Three months ended March 31, 2021	Banking	Factoring	Payments	Corporate	Consolidated
Total interest income	$50,556	$35,824	$1,969	$4	$88,353
Intersegment interest allocations	2,942	(2,775)	(167)	—	—
Total interest expense	3,542	—	—	1,791	5,333
Net interest income (expense)	49,956	33,049	1,802	(1,787)	83,020
Credit loss expense (benefit)	(12,453)	4,483	292	(167)	(7,845)
Net interest income after credit loss expense	62,409	28,566	1,510	(1,620)	90,865
Noninterest income	7,750	6,411	73	57	14,291
Noninterest expense	39,454	16,153	4,135	1,150	60,892
Operating income (loss)	$30,705	$18,824	$(2,552)	$(2,713)	$44,264

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Factored receivable period end balance	$1,284,314,000	$1,118,988,000	$1,036,548,000	$953,434,000	$531,933,000
Yield on average receivable balance	14.99%	13.85%	13.80%	15.59%	15.34%
Current quarter charge-off rate(1)	0.04%	3.95%	0.02%	0.09%	0.16%
Factored receivables - transportation concentration	91%	90%	89%	88%	85%

Interest income, including fees	$44,653,000	$35,824,000	$35,439,000	$30,068,000	$20,387,000
Non-interest income(2)	2,742,000	1,757,000	1,358,000	1,157,000	1,072,000
Factored receivable total revenue	47,395,000	37,581,000	36,797,000	31,225,000	21,459,000
Average net funds employed	1,072,405,000	936,528,000	924,899,000	694,170,000	477,112,000
Yield on average net funds employed	17.73%	16.27%	15.83%	17.89%	18.09%

Accounts receivable purchased	$3,068,262,000	$2,492,468,000	$2,461,249,000	$1,984,490,000	$1,238,465,000
Number of invoices purchased	1,401,695	1,188,678	1,189,271	1,027,839	812,902
Average invoice size	$2,189	$2,097	$2,070	$1,931	$1,524
Average invoice size - transportation	$2,090	$1,974	$1,943	$1,787	$1,378
Average invoice size - non-transportation	$4,701	$4,775	$5,091	$5,181	$4,486
(1)March 31, 2021 includes a $41.3 million charge-off related to the TFS acquisition, which contributed approximately 3.94% to the net charge-off rate for the quarter.
(2)Total factoring segment non-interest income was $6.4 million, $15.5 million, and $3.2 million for the three months ended March 31, 2021, December 31, 2020 and September 30, 2020.
March 31, 2021 non-interest income used to calculate yield on average net funds employed excludes a $4.7 million gain on our indemnification asset.
December 31, 2020 non-interest income used to calculate yield on average net funds employed excludes a gain of $8.9 million related to CVLG’s delivery of proceeds resulting from the liquidation of its acquired stock and a $5.3 million gain on our indemnification asset.
September 30, 2020 non-interest income used to calculate yield on average net funds employed excludes a $2.0 million gain recognized on the increased value of the receivable due from CVLG resulting from the amended TFS acquisition agreement.

Information pertaining to our payments segment, which includes only our TriumphPay division, summarized as of and for the quarters ended:

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Factored receivable period end balance	$113,985,000	$89,730,000	$84,222,000	$62,903,000	$29,643,000

Interest income	$2,675,000	$1,969,000	$2,034,000	$1,361,000	$692,000
Noninterest income	1,083,000	73,000	51,000	47,000	12,000
Total revenue	$3,758,000	$2,042,000	$2,085,000	$1,408,000	$704,000

Pre-tax operating income (loss)	$(7,441,000)	$(2,552,000)	$(2,026,000)	$(1,936,000)	$(2,823,000)
Interest expense	139,000	167,000	178,000	147,000	88,000
Depreciation and software amortization expense	68,000	65,000	63,000	63,000	63,000
Intangible amortization expense	497,000	—	—	—	—
Earnings (losses) before interest, taxes, depreciation, and amortization	$(6,737,000)	$(2,320,000)	$(1,785,000)	$(1,726,000)	$(2,672,000)
Transaction costs	2,992,000	—	—	—	—
Adjusted earnings (losses) before interest, taxes, depreciation, and amortization(1)	$(3,745,000)	$(2,320,000)	$(1,785,000)	$(1,726,000)	$(2,672,000)

Number of invoices processed	3,165,119	2,529,673	1,818,145	1,408,232	767,180
Amount of payments processed	$3,426,808,000	$2,301,632,000	$1,920,037,000	$1,221,305,000	$667,354,000
(1)Adjusted earnings (losses) before interest, taxes, depreciation, and amortization excludes material gains and expenses related to merger and acquisition-related activities and is a non-GAAP financial measure used to provide meaningful supplemental information regarding the segment's operational performance and to enhance investors' overall understanding of such financial performance by removing the volatility associated with certain acquisition-related items that are unrelated to our core business.
Deposits summarized as of:

(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Non-interest bearing demand	$1,803,552	$1,637,653	$1,352,785	$1,315,900	$1,120,949
Interest bearing demand	760,874	729,364	688,680	634,272	648,309
Individual retirement accounts	87,052	89,748	92,584	94,933	97,388
Money market	395,035	402,070	393,325	384,476	397,914
Savings	474,163	464,035	421,488	405,954	391,624
Certificates of deposit	612,730	740,694	790,844	857,514	937,766
Brokered time deposits	306,975	516,006	516,786	344,986	258,378
Other brokered deposits	285,069	210,095	460,108	210,066	210,004
Total deposits	$4,725,450	$4,789,665	$4,716,600	$4,248,101	$4,062,332

Net interest margin summarized for the three months ended:

	June 30, 2021			March 31, 2021
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Interest earning cash balances	$572,485	$158	0.11%	$478,275	$126	0.11%
Taxable securities	165,786	967	2.34%	189,407	1,428	3.06%
Tax-exempt securities	33,451	220	2.64%	34,717	222	2.59%
FHLB and other restricted stock	9,518	27	1.14%	8,511	76	3.62%
Loans	4,814,050	93,316	7.77%	4,848,275	86,501	7.24%
Total interest earning assets	$5,595,290	$94,688	6.79%	$5,559,185	$88,353	6.45%
Non-interest earning assets:
Other assets	498,515			454,483
Total assets	$6,093,805			$6,013,668
Interest bearing liabilities:
Deposits:
Interest bearing demand	$757,529	$469	0.25%	$701,759	$384	0.22%
Individual retirement accounts	88,142	143	0.65%	91,074	186	0.83%
Money market	398,290	216	0.22%	398,015	229	0.23%
Savings	468,517	178	0.15%	446,322	167	0.15%
Certificates of deposit	664,478	1,157	0.70%	765,244	1,955	1.04%
Brokered time deposits	138,102	51	0.15%	167,881	179	0.43%
Other brokered deposits	685,397	256	0.15%	803,009	272	0.14%
Total interest bearing deposits	3,200,455	2,470	0.31%	3,373,304	3,372	0.41%
Federal Home Loan Bank advances	39,341	22	0.22%	35,833	24	0.27%
Subordinated notes	87,590	1,350	6.18%	87,532	1,349	6.25%
Junior subordinated debentures	40,251	446	4.44%	40,125	442	4.47%
Other borrowings	138,649	118	0.34%	171,902	146	0.34%
Total interest bearing liabilities	$3,506,286	$4,406	0.50%	$3,708,696	$5,333	0.58%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	1,749,858			1,494,001
Other liabilities	51,257			64,122
Total equity	786,404			746,849
Total liabilities and equity	$6,093,805			$6,013,668
Net interest income		$90,282			$83,020
Interest spread			6.29%			5.87%
Net interest margin			6.47%			6.06%
Loan balance totals include respective nonaccrual assets.
Net interest spread is the yield on average interest earning assets less the rate on interest bearing liabilities.
Net interest margin is the ratio of net interest income to average interest earning assets.
Average rates have been annualized.

Additional information pertaining to our loan portfolio, including loans held for investment and loans held for sale, summarized for the quarters ended:

(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Average Banking loans	$3,516,747	$3,722,895	$3,777,553	$3,707,293	$3,846,994
Average Factoring receivables	1,195,209	1,048,968	1,024,307	768,087	534,943
Average Payments receivables	102,094	76,412	74,947	50,683	27,738
Average total loans	$4,814,050	$4,848,275	$4,876,807	$4,526,063	$4,409,675
Banking yield	5.25%	5.31%	5.34%	5.23%	5.27%
Factoring yield	14.99%	13.85%	13.80%	15.59%	15.34%
Payments Yield	10.51%	10.45%	10.80%	10.68%	10.03%
Total loan yield	7.77%	7.24%	7.20%	7.05%	6.52%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Net income available to common stockholders	$27,180	$33,122	$31,328	$22,005	$13,440	$60,302	$8,990
Transaction costs	2,992	—	—	827	—	2,992	—
Gain on sale of subsidiary or division	—	—	—	—	(9,758)	—	(9,758)
Tax effect of adjustments	(715)	—	—	(197)	2,451	(715)	2,451
Adjusted net income available to common stockholders - diluted	$29,457	$33,122	$31,328	$22,635	$6,133	$62,579	$1,683

Weighted average shares outstanding - diluted	25,209,007	25,170,938	25,053,386	24,802,388	24,074,442	25,193,041	24,294,507
Adjusted diluted earnings per common share	$1.17	$1.32	$1.25	$0.91	$0.25	$2.48	$0.07

Average total stockholders' equity	$786,404	$746,849	$720,892	$688,327	$610,258	$766,736	$618,808
Average preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	(45,000)	(5,934)	(45,000)	(2,967)
Average total common stockholders' equity	741,404	701,849	675,892	643,327	604,324	721,736	615,841
Average goodwill and other intangibles	(220,310)	(188,980)	(191,017)	(192,682)	(187,255)	(204,732)	(188,307)
Average tangible common stockholders' equity	$521,094	$512,869	$484,875	$450,645	$417,069	$517,004	$427,534

Net income available to common stockholders	$27,180	$33,122	$31,328	$22,005	$13,440	$60,302	$8,990
Average tangible common equity	521,094	512,869	484,875	450,645	417,069	517,004	427,534
Return on average tangible common equity	20.92%	26.19%	25.70%	19.43%	12.96%	23.52%	4.23%

Net interest income	$90,282	$83,020	$83,598	$74,379	$64,251	$173,302	$126,751
Non-interest income	13,896	14,291	22,386	10,493	20,029	28,187	27,506
Operating revenue	104,178	97,311	105,984	84,872	84,280	201,489	154,257
Gain on sale of subsidiary or division	—	—	—	—	(9,758)	—	(9,758)
Adjusted operating revenue	$104,178	$97,311	$105,984	$84,872	$74,522	$201,489	$144,499
Non-interest expenses	$70,798	$60,892	$59,298	$55,297	$52,726	$131,690	$107,479
Transaction costs	(2,992)	—	—	(827)	—	(2,992)	—
Adjusted non-interest expenses	$67,806	$60,892	$59,298	$54,470	$52,726	$128,698	$107,479
Adjusted efficiency ratio	65.09%	62.57%	55.95%	64.18%	70.75%	63.87%	74.38%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$70,798	$60,892	$59,298	$55,297	$52,726	$131,690	$107,479
Transaction costs	(2,992)	—	—	(827)	—	(2,992)	—
Adjusted non-interest expenses	$67,806	$60,892	$59,298	$54,470	$52,726	$128,698	$107,479
Total non-interest income	$13,896	$14,291	$22,386	$10,493	$20,029	$28,187	$27,506
Gain on sale of subsidiary or division	—	—	—	—	(9,758)	—	(9,758)
Adjusted non-interest income	$13,896	$14,291	$22,386	$10,493	$10,271	$28,187	$17,748
Adjusted net non-interest expenses	$53,910	$46,601	$36,912	$43,977	$42,455	$100,511	$89,731
Average total assets	$6,093,805	$6,013,668	$5,788,549	$5,518,708	$5,487,072	$6,053,826	$5,196,815
Adjusted net non-interest expense to average assets ratio	3.55%	3.14%	2.54%	3.17%	3.11%	3.35%	3.47%

Total stockholders' equity	$792,388	$764,004	$726,781	$693,842	$656,871	$792,388	$656,871
Preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)
Total common stockholders' equity	747,388	719,004	681,781	648,842	611,871	747,388	611,871
Goodwill and other intangibles	(286,567)	(188,006)	(189,922)	(192,041)	(186,162)	(286,567)	(186,162)
Tangible common stockholders' equity	$460,821	$530,998	$491,859	$456,801	$425,709	$460,821	$425,709
Common shares outstanding	25,109,703	24,882,929	24,868,218	24,851,601	24,202,686	25,109,703	24,202,686
Tangible book value per share	$18.35	$21.34	$19.78	$18.38	$17.59	$18.35	$17.59

Total assets at end of period	$6,015,877	$6,099,628	$5,935,791	$5,836,787	$5,617,493	$6,015,877	$5,617,493
Goodwill and other intangibles	(286,567)	(188,006)	(189,922)	(192,041)	(186,162)	(286,567)	(186,162)
Tangible assets at period end	$5,729,310	$5,911,622	$5,745,869	$5,644,746	$5,431,331	$5,729,310	$5,431,331
Tangible common stockholders' equity ratio	8.04%	8.98%	8.56%	8.09%	7.84%	8.04%	7.84%

1)Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance. The non-GAAP measures used by Triumph include the following:
•“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding. Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business. Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.
•"Tangible common stockholders' equity" is defined as common stockholders' equity less goodwill and other intangible assets.
•"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.
•"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.
•"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.
•"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. This metric is used by our management to better assess our operating efficiency.
2)Performance ratios include discount accretion on purchased loans for the periods presented as follows:

	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Loan discount accretion	$2,161	$3,501	$2,334	$4,104	$2,139	$5,662	$4,273
3)Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
4)Current quarter ratios are preliminary.
Source: Triumph Bancorp, Inc.
###
Investor Relations:
Luke Wyse
Senior Vice President, Finance & Investor Relations
lwyse@tbkbank.com
214-365-6936

Media Contact:
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tbkbank.com
214-365-6930